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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Post-Effective Amendment No. 9 (File No. 33-46593) under the Securities Act of 1933 and Post-Effective Amendment No. 10 (File No. 811-6578) under the Securities Act of 1940 to the Registration Statement on Form N-1A of the Glenmede Portfolios of our reports dated December 5, 1997 on our audits of the financial statements and financial highlights of The Glenmede Portfolios and the Government Cash, Tax-Exempt Cash, Core Fixed Income, International, Equity, Small Capitalization and Large Cap Value Portfolios of The Glenmede Fund, Inc. for the year ended October 31, 1997, which reports are included in the Annual Reports to Shareholders.

         We also consent to the reference to our firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 27, 1998